Exhibit 10.3

EAST WEST BANCORP, INC.

PERFORMANCE-BASED BONUS PLAN

This Performance-Based Bonus Plan ("Plan") of East West Bancorp, Inc. ("East West") and its subsidiaries (collectively, the "Company") is adopted for the purposes of providing objective compensation programs for executive officers of the Company and its subsidiaries. The Plan is intended to comply with the requirements of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended ("IRC"), and the related income tax regulations issued thereunder. The Plan is effective January 1, 2003; provided, however, that no Bonus Award (as defined below) shall be paid pursuant to this Plan unless and until the Plan is approved by the Company's shareholders.

1. Eligibility

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Each Executive Officer of the Company is eligible to participate in the Plan if the executive officer's participation for a calendar year (or portion of such calendar year) ("Plan Year") is approved by the Compensation Committee of the Board of Directors of East West ("Committee"). Executive officers so approved by the Committee shall be referred to herein as "Participants".

2. Bonus Award

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2.1 For each Plan Year, each Participant shall be eligible to receive a payment in cash, stock, restricted stock or other incentive stock, or any combination thereof ("Bonus Award"), in accordance with the terms provided herein and any other terms established by the Committee. To determine a Participant's Bonus Award, the Committee shall establish a) Company performance goals for the Plan Year, which may be a fixed target, a prior year comparison, or a comparison to peer banks selected by the Committee, and which will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; loans; non-interest income; and efficiency ratio ("Performance Criteria"), b) a "Bonus Range" for each Participant for the Plan Year, c) the amount within a Participant's Bonus Range that will be payable to a Participant based upon the achievement of the Performance Criteria for the Plan Year, and d) the form of payment, whether in cash, stock, or restricted stock, or a combination thereof, or the manner in which each Participant may select such form of payment. The terms described in the preceding sentence must be established in writing by March 31 of the Plan Year, and such terms shall not thereafter be changed, except as permitted by paragraph 2.2.

2.2 Performance Criteria may relate to the Company and/or one of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, as the Committee determines. For purposes of the Plan, each of the Performance Criteria shall be as set forth in the Company's year-end financial statements and balance sheet, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that is based upon income, earnings or profits of the Company, shall be calculated before taking into account any Bonus Award paid or payable under this Plan. In establishing performance criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles or extraordinary or other non-reoccurring items but may not make other changes to the Performance Criteria.

2.3 By March 31 of each year, the Committee shall assess the extent to which the Company has achieved the Performance Criteria for the preceding Plan Year, based on the Company's results. The Committee shall then determine each Participant's Bonus Award based upon the terms established under paragraph 2.1 above. The Committee, however, has the discretion to reduce the amount of a Participant's Bonus Award determined under the preceding sentence. The Committee's determination shall be consistent with IRC Section 162(m)(4)(C) and the related regulations described above. No Participant shall receive a Bonus Award in excess of $3.0 million for any Plan Year.

2.4 If an executive officer's participation in the Plan becomes effective after January 1 of a Plan Year, the Committee shall establish a prorated Bonus Range for such Participant based on the number of full months remaining in the Plan Year after he or she becomes a Participant. To the extent applicable, the determination of such prorated Bonus Range and the related Performance Criteria shall be consistent with IRC Section 162(m)(4)(C) and the related regulations described above.

2.5 Nothing in this Plan shall be interpreted to preclude the Company from granting awards under, or paying compensation outside the parameters of, this Plan including, without limitation, base salaries, awards under any other incentive plan (whether or not approved by stockholders), discretionary bonuses or other incentive compensation (whether or not based on the attainment of pre- established performance objectives) or retention or other special payments, whether or not deductible for Federal, State or local income tax purposes by reason of Section 162(m) of the Code or otherwise, should the Board or any committee thereof determine that such action is in the best interests of the Company and its stockholders. However, no such payment may substitute or make up for any shortfall or lack of bonus earned under this Plan as a result of Performance Criteria not being met.

3. Payment

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3.1 Except as otherwise determined by the Committee and except with respect to Participants who have filed deferral elections pursuant to paragraph 3.4, all Bonus Awards will be paid in cash, stock, restricted stock, or any combination thereof, as soon as possible following determination of Bonus Awards by the Committee.

3.2 Payment of any Bonus Award that is to be paid in stock, restricted stock or other incentive stock shall be made by grant pursuant to the Eat West Bancorp, Inc. 1998 Stock Incentive Plan.

3.2 No Participant will be eligible to receive a Bonus Award for a Plan Year unless he or she continues to be employed by the Company through February 1 of the following year except for death, disability, retirement after 20 years of service, or termination following a change of control. "Change in Control" shall mean the first to occur of the following events:

(i) any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

(ii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 25% or more of the voting power of the Company (as a "25% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board or (5) any person or entity who is a 25% Stockholder on the date of adoption of the Plan by the Board; or

(iii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the Company's outstanding securities of any class being exchanged for or converted into cash, property or a different kind of securities; provided, however, that a Change in Control shall not be deemed to occur if, as a result of such reorganization, merger or consolidation of the Company, the securities of any class then subject to the Option (the "Option Securities") are exchanged for or converted into securities that represent the same beneficial ownership of the Company and possess the same voting, liquidation and other rights to which the Option Securities were entitled immediately prior to such reorganization, merger or consolidation.

3.3 Participants may elect to defer payment of Bonus Awards for any Plan Year in accordance with any deferred compensation plan of the Company that is in effect on the first day of the Plan Year.

4. Amendment

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4.1 The Compensation Committee may amend or terminate the Bonus Plan at any time. No amendment which requires stockholder approval to maintain the Bonus Plan's compliance with Section 162(m) will be effective unless the necessary stockholder approval is received.